Exhibit 99.1

Hinge Health reports record third quarter 2026 financial results
•Revenue increased 52% year-over-year to $235 million
•Free cash flow of $113 million, representing a 48% free cash flow margin
•2026 revenue guidance midpoint raised to $880 million, reflecting 50% year-over-year growth
•2026 non-GAAP operating margin midpoint raised to 30%, reflecting ~1,000 bps improvement year-over-year

San Francisco, California – November 2, 2026 – Hinge Health, Inc. (NYSE: HNGE) today announced financial results for the third quarter ended September 30, 2026 and provided a business update.
“Our strong performance continues to reflect our ability to deliver exceptional clinical outcomes, a better healthcare experience and lower client costs at scale," said Daniel Perez, Co-Founder and CEO, Hinge Health. "This focus on the triple aim, via a technology platform that scales and automates care delivery, is also resulting in a record sales season. Our client base is up almost 30% YoY for our MSK Care Program, roughly 40% for our GI Care Program since our acquisition announcement of Cylinder Health in August, and has nearly doubled for our Migraine Care Program since last quarter."
Third Quarter Financial Highlights:
•Revenue increased 52% year-over-year to $235.0 million compared to revenue of $154.2 million in Q3 2025.
•GAAP gross margin was 87% compared to 82% in Q3 2025. Non-GAAP gross margin was 88% compared to 83% in Q3 2025.
•GAAP income from operations increased to $50.3 million compared to GAAP loss from operations of $6.1 million in Q3 2025. Non-GAAP income from operations increased 154% to $77.2 million compared to $30.4 million in Q3 2025.
•GAAP operating margin was 21% compared to (4)% in Q3 2025. Non-GAAP operating margin was 33% compared to 20% in Q3 2025.
•GAAP diluted net income per share was $0.66 compared to a GAAP diluted net loss per share of $0.02 in Q3 2025. Non-GAAP diluted net income per share was $0.71 compared to $0.32 in Q3 2025.
•Net cash provided by operating activities increased to $114.6 million compared to $82.4 million in Q3 2025. Free cash flow increased to $112.7 million compared to $81.3 million in Q3 2025.
•Cash, cash equivalents, marketable securities and restricted cash were $358.5 million as of September 30, 2026.
Company Highlights and Key Metrics:
•LTM calculated billings increased 54% year-over-year to $960.3 million as of September 30, 2026, compared to $624.2 million as of September 30, 2025.
•Number of clients increased 28% year-over-year to 3,270 clients as of September 30, 2026, compared to 2,560 clients as of September 30, 2025.
Leadership Update
We also announced that Jim Pursley will step down as President, effective January 1, 2027, and will join our Board of Directors, effective January 4, 2027. Following this transition, Aaryn Pure will lead the commercial organization as Chief Commercial Officer.

“We wouldn't be the company we are today if not for Jim,” said Daniel Perez, Co-Founder and CEO, Hinge Health. “He's been instrumental in our scaling to over 3,200 clients. I'm grateful for all he's done and that he'll continue contributing to our success as a board member and advisor.”
Financial Outlook:
We are providing the following guidance for our fourth quarter 2026 and full year 2026:
•Q4 2026: We expect revenue to be between $249 million and $251 million, reflecting year-over-year growth of 46% at the midpoint. We expect non-GAAP income from operations to be between $81 million and $83 million, reflecting year-over-year growth of 71% and non-GAAP operating margin of 33% at the midpoint, a ~470 bps increase over Q4 2025.
•Full Year 2026: We are raising our revenue guidance to be between $879 million and $881 million, reflecting year-over-year growth of 50% at the midpoint. We are raising our non-GAAP income from operations guidance to be between $266 million and $268 million, reflecting year-over-year growth of 123% and non-GAAP operating margin of 30% at the midpoint, a ~1,000 bps increase over 2025.
Statement Regarding Use of Non-GAAP Financial Measures
This press release uses non-GAAP financial measures, which are not calculated in accordance with generally accepted accounting principles of the United States (GAAP). For more information about these non-GAAP financial measures, including the limitations of such measures, and for a reconciliation of each measure to the most directly comparable measure calculated in accordance with GAAP, please see the “Non-GAAP Financial Measures” section below.
Moreover, we have not reconciled our non-GAAP income from operations and non-GAAP operating margin guidance to GAAP income from operations and GAAP operating margin because we do not and are not able to provide guidance for GAAP income from operations due to the uncertainty and potential variability of stock-based compensation expense, employer payroll tax expense related to stock-based compensation, amortization of intangible assets and adjustments, such as acquisition-related expense, which are reconciling items between non-GAAP and GAAP income from operations and operating margin. Because such items cannot be provided without unreasonable efforts, we are unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures. However, such items could have a significant impact on our future GAAP income from operations.
Hinge Health Earnings Webcast
We will host a conference call and webcast for investors on November 2, 2026 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss our financial results, business highlights and financial outlook. The live webcast of the conference call can be accessed by registering online at ir.hingehealth.com/events-presentations. Following completion of the event, a webcast replay will also be available at ir.hingehealth.com for 12 months.
About Hinge Health
Hinge Health is focused on scaling and automating the delivery of health care. Leveraging an AI-powered care model, connected hardware and access to expert clinicians, Hinge Health delivers personalized, evidence-based care that improves member outcomes and experiences while reducing costs for clients. The company is headquartered in San Francisco, California.
Available Information
Our investors and others should note that we announce material information to the public about our company, products and services, and other matters related to our company through a variety of means, including filings with the U.S. Securities and Exchange Commission (“SEC”), the investor relations page on our website (ir.hingehealth.com), press releases, public conference calls, and webcasts in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our obligations under Regulation FD.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release may be forward-looking statements. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” or “will,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding the integration, timing and anticipated benefits and synergies associated with the acquisition of Cylinder Health, statements regarding our expectations regarding our financial position and operating performance, including our outlook and guidance for the fourth quarter of 2026 and guidance for full year 2026 and our assumptions underlying such guidance; our planned leadership transitions; our ability to drive future growth and execute on our goals and strategies; and our expectations regarding our product innovation, including with respect to our Migraine Care Program and the anticipated launch of our integrated Gastrointestinal Care Program in 2027. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including those more fully described in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 3, 2026 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, when filed with the SEC. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligations to update any forward-looking statements, except as required by law.

HINGE HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except par value data)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$211,553	$207,995
Short-term marketable securities	83,102	155,867
Accounts receivable, net of allowance for credit losses of $7,647 and $6,092 as of September 30, 2026 and December 31, 2025, respectively	148,532	66,061
Deferred commissions	46,599	31,344
Inventory	19,186	15,636
Prepaid expenses and other current assets	58,891	57,001
Total current assets	567,863	533,904
Long-term marketable securities	59,542	113,172
Goodwill	113,030	64,096
Intangible assets, net	68,328	2,512
Property, equipment and software, net	13,989	10,490
Operating lease right-of-use assets	33,317	6,861
Other assets	18,012	13,726
Total assets	$874,081	$744,761
Liabilities, redeemable convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$80,816	$57,331
Operating lease liabilities	4,721	4,223
Deferred revenue	459,174	300,855
Total current liabilities	544,711	362,409
Operating lease liabilities, noncurrent	29,157	3,816
Deferred tax liabilities	795	—
Total liabilities	574,663	366,225
Redeemable convertible preferred stock:
Redeemable convertible preferred stock; $0.00001 par value	—	199,874
Stockholders’ equity:
Class A common stock, $0.00001 par value	—	—
Class B common stock, $0.00001 par value	—	—
Additional paid-in capital	1,215,118	1,229,678
Accumulated other comprehensive loss	(921)	(20)
Accumulated deficit	(914,779)	(1,050,996)
Total stockholders’ equity	299,418	178,662
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$874,081	$744,761

HINGE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$234,970	$154,211	$630,094	$417,134
Cost of revenue	30,640	28,012	87,582	92,939
Gross profit	204,330	126,199	542,512	324,195
Operating expenses:
Research and development	37,473	31,921	101,868	335,382
Sales and marketing	85,241	63,520	235,451	257,464
General and administrative	31,291	36,851	82,359	304,976
Total operating expenses	154,005	132,292	419,678	897,822
Income (loss) from operations	50,325	(6,093)	122,834	(573,627)
Other income:
Other income, net	3,392	4,455	11,255	14,147
Net income (loss) before income taxes	53,717	(1,638)	134,089	(559,480)
(Benefit from) provision for income taxes	(3,681)	206	(2,128)	876
Net income (loss)	$57,398	$(1,844)	$136,217	$(560,356)
Adjustment to reflect deemed contribution from Series D and Series E redeemable convertible preferred stock extinguishment	—	—	—	104,174
Income allocated to participating securities	—	—	(2,051)	—
Net income (loss) attributable to common stockholders, basic	$57,398	$(1,844)	$134,166	$(456,182)
Net income (loss) attributable to common stockholders, diluted	$57,398	$(1,844)	$134,307	$(456,182)
Net income (loss) attributable to common stockholders per share:
Basic	$0.71	$(0.02)	$1.69	$(9.88)
Diluted	$0.66	$(0.02)	$1.58	$(9.88)
Weighted average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	80,868	78,858	79,493	46,173
Diluted	86,526	78,858	85,073	46,173

HINGE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Operating activities:
Net income (loss)	$57,398	$(1,844)	$136,217	$(560,356)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,221	1,264	4,455	3,910
Stock-based compensation	19,540	34,847	50,324	625,837
Amortization of deferred commissions	21,716	12,566	57,006	32,436
Accretion of discounts and amortization of premiums on marketable securities, net	551	50	1,255	376
Non-cash operating lease expense	1,152	861	2,986	2,549
Provision for credit losses	914	560	2,527	3,340
Deferred taxes	(3,313)	50	(3,300)	146
Other	—	4	(2)	2
Changes in operating assets and liabilities:
Accounts receivable	(18,418)	11,974	(79,402)	(47,610)
Deferred commissions	(25,167)	(10,670)	(74,246)	(38,320)
Inventory	(2,119)	175	(3,251)	(2,939)
Prepaid expenses and other current assets	9,405	(1,393)	(1,915)	(8,002)
Other assets	492	(7,664)	165	(8,149)
Accounts payable and accrued liabilities	9,998	17,993	12,590	24,990
Operating lease liabilities	(898)	(932)	(3,052)	(2,724)
Deferred revenue	41,130	24,557	156,741	82,062
Net cash provided by operating activities	114,602	82,398	259,098	107,548
Investing activities:
Purchase of property and equipment	(376)	(52)	(582)	(300)
Capitalized internal use software	(1,568)	(1,065)	(4,746)	(3,401)
Purchases of marketable securities	—	(142,898)	(89,877)	(318,180)
Maturities of marketable securities	44,157	85,258	214,117	249,814
Acquisition of a business, net of cash acquired	(97,353)	—	(97,353)	(4,000)
Cash paid for an asset acquisition	(9,036)	—	(9,036)	—
Net cash provided by (used in) investing activities	(64,176)	(58,757)	12,523	(76,067)
Financing activities:
Proceeds from exercise of common stock options	202	531	882	787
Issuance of common stock in connection with the employee stock purchase plan	—	—	7,276	—
Proceeds from issuance of common stock in initial public offering, net of issuance costs	—	—	—	255,675
Repurchase and retirement of common stock	(25,893)	—	(157,384)	—
Tax withholdings on settlement of restricted stock units and performance-based restricted stock units	(96,565)	—	(116,356)	(272,258)
Payment on Repurchase Agreement with Coatue	—	—	—	(50,000)
Proceeds from repayment of non-recourse loans to employees	—	—	—	4,934
Payments for deferred offering costs	—	—	—	(10,061)
Net cash provided by (used in) financing activities	(122,256)	531	(265,582)	(70,923)
Net increase (decrease) in cash, cash equivalents and restricted cash	(71,830)	24,172	6,039	(39,442)
Cash, cash equivalents, and restricted cash, beginning of period	287,665	238,972	209,796	302,586
Cash, cash equivalents, and restricted cash, end of period	$215,835	$263,144	$215,835	$263,144
Reconciliation of cash, cash equivalents, and restricted cash to the unaudited condensed consolidated balance sheets:
Cash and cash equivalents	$211,553	$261,342	$211,553	$261,342
Restricted cash	4,282	1,802	4,282	1,802
Total cash, cash equivalents, and restricted cash	$215,835	$263,144	$215,835	$263,144

Glossary of Terms
LTM Calculated Billings: We believe calculated billings on a last 12-months basis helps investors better understand our performance for a particular period given the seasonality in our model due to quarterly fluctuations based on the timing of new client launches. We anticipate that this seasonality will continue and therefore focus on LTM calculated billings. Our revenue generally does not reflect this seasonality and these quarterly fluctuations given that we recognize revenue ratably over the term that members have access to our platform. LTM calculated billings are defined as total revenue, plus the change in deferred revenue, less the change in contract assets for a given 12-month period.
Clients: We view this number as an important metric to assess the performance of our business as an increased number of clients drives growth, increases brand awareness, and helps provide scale to our business. Clients are defined as businesses or organizations, which we call entities, that have at least one active agreement with us at the end of a particular period. Entities that procure our platform through our partners are counted as individual clients. We do not count our partners as clients, unless they also separately have at least one active client agreement with us. When a partner has an agreement with us for their fully-insured population, that partner is deemed to be one client, despite there being multiple fully-insured employers within that entity that have access to our platform.
Non-GAAP Financial Measures
In addition to our results prepared in accordance with GAAP, we believe the following non-GAAP financial measures, including non-GAAP gross profit and gross margin, non-GAAP income from operations and operating margin, non-GAAP operating expenses, non-GAAP net income attributable to common stockholders, diluted, non-GAAP net income per share attributable to common stockholders, diluted (which we refer to as "non-GAAP diluted net income per share") and free cash flow and free cash flow margin included in this press release, provide users of our financial information with additional useful information in evaluating our performance and liquidity and allow them to more readily compare our results across periods without the effect of non-cash and other items as detailed below. Additionally, our management and board of directors use our non-GAAP financial measures to evaluate our performance and liquidity, identify trends and make strategic decisions.
There are limitations to the use of the non-GAAP financial measures presented in this press release. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes. Our non-GAAP financial measures should not be considered in isolation or as alternatives to gross profit, gross margin, income from operations, net income attributable to common stockholders, net income per share attributable to common stockholders, net cash provided by operating activities or any other measure of financial performance calculated and presented in accordance with GAAP.
Non-GAAP Gross Profit and Gross Margin
We define non-GAAP gross profit as gross profit presented in accordance with GAAP, adjusted to exclude non-cash, non-operational and non-recurring items, including stock-based compensation expense, employer payroll tax expense related to stock-based compensation, amortization of intangible assets and acquisition-related expenses. We define non-GAAP gross margin as non-GAAP gross profit divided by revenue.
The principal limitation of non-GAAP gross profit and non-GAAP gross margin is that they exclude significant expenses that are required by GAAP to be recorded in our unaudited condensed consolidated financial statements, including non-cash expenses, and the impact of non-recurring charges that we do not consider to be indicative of our ongoing core operations.
Non-GAAP Income From Operations and Operating Margin
We define non-GAAP income from operations as income (loss) from operations presented in accordance with GAAP, adjusted to exclude non-cash, non-operational and non-recurring items, including stock-based compensation expense, employer payroll tax expense related to stock-based compensation, amortization of intangible assets and acquisition-related expenses. We define non-GAAP operating margin as non-GAAP income from operations divided by revenue.

The principal limitation of non-GAAP income from operations and non-GAAP operating margin is that they exclude significant expenses that are required by GAAP to be recorded in our unaudited condensed consolidated financial statements, including non-cash expenses, and the impact of non-recurring charges that we do not consider to be indicative of our ongoing core operations.
Non-GAAP Operating Expenses
We define non-GAAP operating expenses as operating expenses presented in accordance with GAAP, adjusted to exclude non-cash, non-operational and non-recurring items, including stock-based compensation expense, employer payroll tax expense related to stock-based compensation, amortization of intangible assets and acquisition-related expenses.
The principal limitation of non-GAAP research and development expenses, non-GAAP sales and marketing expenses and non-GAAP general and administrative expenses is that they exclude significant expenses that are required by GAAP to be recorded in our unaudited condensed consolidated financial statements, including non-cash expenses, and the impact of non-recurring charges that we do not consider to be indicative of our ongoing core operations.
Non-GAAP Net Income Attributable to Common Stockholders, Diluted and Non-GAAP Net Income Per Share Attributable to Common Stockholders, Diluted
We define non-GAAP net income attributable to common stockholders, diluted and non-GAAP net income per share attributable to common stockholders, diluted (which we refer to as “non-GAAP diluted net income per share”) as GAAP net income attributable to common stockholders and GAAP net income per share attributable to common stockholders, diluted, respectively, adjusted to exclude non-cash, non-operational and non-recurring items, including stock-based compensation, employer payroll taxes related to stock-based compensation, amortization of intangible assets, acquisition-related expenses and the income tax effects related to non-GAAP adjustments.
Free Cash Flow and Free Cash Flow Margin
We define free cash flow as net cash provided by operating activities plus cash used for employer payroll taxes at IPO related to stock-based compensation less purchases of property, equipment and software (including capitalized internal-use software). We believe that free cash flow is a helpful indicator of liquidity that provides information to management and investors about the amount of cash generated or used by our operations that, after taking into account the employer payroll taxes paid as part of the vesting of shares at IPO as well as investments in property, equipment and software (including capitalized internal-use software), can be used for strategic initiatives, including investing in our business, acquisitions, and strengthening our financial position. The principal limitation of free cash flow is that it does not represent the total increase or decrease in our cash balance for a given period. We define free cash flow margin as free cash flow divided by revenue.
We adjust the following items from one or more of our non-GAAP financial measures:
Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding our operating performance.
Employer payroll tax expense related to stock-based compensation. We exclude expenses for employer payroll taxes related to stock-based compensation from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, this expense is tied to the exercise, vesting or sale of underlying equity awards and the price of our common stock at the time of exercise, vesting or sale which may vary from period to period independent of the operating performance of our business.
Amortization of intangible assets. We exclude amortization of intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of intangible assets are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operating performance of our business.
Acquisition-related expenses. We exclude certain charges that are attributable to acquiring businesses. We exclude these charges because we do not believe these charges have a direct correlation to the operating performance of our business.

Income tax effect of non-GAAP adjustments. We exclude the valuation allowance that is attributable to our non-GAAP income beginning in 2025. For the three and nine months ended September 30, 2026 we used a forecasted annual tax rate of 24% and for the three and nine months ended September 30, 2025 we used an annual tax rate of 20%. These tax rates reflect current available information, as well as other factors and assumptions. We will periodically re-evaluate this tax rate, as necessary, for significant events, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant transactions.

HINGE HEALTH, INC.
(unaudited)
(in thousands, except percentages)
Reconciliation of GAAP to Non-GAAP Financial Measures:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP gross profit	$204,330	$126,199	$542,512	$324,195
GAAP gross margin	87%	82%	86%	78%
Non-GAAP adjustments:
Stock-based compensation expense (1)	959	1,401	2,924	17,842
Employer payroll tax expense related to stock-based compensation	134	40	284	933
Amortization of intangible assets	649	224	1,098	630
Acquisition-related expenses	80	—	80	—
Non-GAAP gross profit	$206,152	$127,864	$546,898	$343,600
Non-GAAP gross margin	88%	83%	87%	82%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP income (loss) from operations	$50,325	$(6,093)	$122,834	$(573,627)
GAAP operating margin	21%	(4)%	19%	(138)%
Non-GAAP adjustments:
Stock-based compensation expense (1)	19,540	34,847	50,324	625,837
Employer payroll tax expense related to stock-based compensation	3,516	228	6,316	14,455
Amortization of intangible assets	1,211	224	1,660	630
Acquisition-related expenses	2,617	1,171	3,751	4,139
Non-GAAP income from operations	$77,209	$30,377	$184,885	$71,434
Non-GAAP operating margin	33%	20%	29%	17%
(1)Stock-based compensation expense:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cost of revenue	$959	$1,401	$2,924	$17,842
Research and development	7,551	8,259	18,102	257,068
Sales and marketing	6,050	5,960	16,019	101,010
General and administrative	4,980	19,227	13,279	249,917
Total stock-based compensation expense	$19,540	$34,847	$50,324	$625,837

HINGE HEALTH, INC.
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP net income (loss) attributable to common stockholders, diluted	$57,398	$(1,844)	$134,307	$(456,182)
Non-GAAP adjustments:
Stock-based compensation expense (1)	19,540	34,847	50,324	625,837
Employer payroll tax expense related to stock-based compensation	3,516	228	6,316	14,455
Amortization of intangible assets	1,211	224	1,660	630
Acquisition-related expenses	2,617	1,171	3,751	4,139
Income tax effect of non-GAAP adjustments	(23,025)	(6,763)	(49,201)	(16,240)
Other dilutive	—	(822)	(180)	(56,039)
Non-GAAP net income attributable to common stockholders, diluted	$61,257	$27,041	$146,977	$116,600

Non-GAAP net income attributable to common stockholders per share, diluted	$0.71	$0.32	$1.73	$2.12

Weighted average shares used in computing non-GAAP net income per share attributable to common stockholders, diluted	86,526	84,977	85,073	55,078

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP net income (loss) per share attributable to common stockholders, diluted	$0.66	$(0.02)	$1.58	$(9.88)
Non-GAAP adjustments:
Stock-based compensation expense (1)	0.23	0.42	0.59	11.36
Employer payroll tax expense related to stock-based compensation	0.04	—	0.07	0.26
Amortization of intangible assets	0.01	—	0.02	0.01
Acquisition-related expenses	0.03	0.01	0.04	0.08
Income tax effect of non-GAAP adjustments	(0.26)	(0.08)	(0.57)	(0.29)
Other dilutive	—	(0.01)	—	0.58
Non-GAAP net income per share attributable to common stockholders, diluted (2)	$0.71	$0.32	$1.73	$2.12
(1)For details on stock-based compensation expense, see above.
(2)Some columns may not add due to rounding.

HINGE HEALTH, INC.
(unaudited)
(in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP research and development	$37,473	$31,921	$101,868	$335,382
GAAP research and development as a percentage of revenue	16%	21%	16%	80%
Non-GAAP adjustments:
Stock-based compensation expense (1)	(7,551)	(8,259)	(18,102)	(257,068)
Employer payroll tax expense related to stock-based compensation	(1,615)	(145)	(2,878)	(7,165)
Acquisition-related expenses	(407)	(1,157)	(1,541)	(3,975)
Non-GAAP research and development	$27,900	$22,360	$79,347	$67,174
Non-GAAP research and development as a percentage of revenue	12%	14%	13%	16%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP sales and marketing	$85,241	$63,520	$235,451	$257,464
GAAP sales and marketing as a percentage of revenue	36%	41%	37%	62%
Non-GAAP adjustments:
Stock-based compensation expense (1)	(6,050)	(5,960)	(16,019)	(101,010)
Employer payroll tax expense related to stock-based compensation	(448)	(27)	(1,229)	(2,657)
Amortization of intangible assets	(562)	—	(562)	—
Acquisition-related expenses	(49)	—	(49)	—
Non-GAAP sales and marketing	$78,132	$57,533	$217,592	$153,797
Non-GAAP sales and marketing as a percentage of revenue	33%	37%	35%	37%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP general and administrative	$31,291	$36,851	$82,359	$304,976
GAAP general and administrative as a percentage of revenue	14%	24%	14%	74%
Non-GAAP adjustments:
Stock-based compensation expense (1)	(4,980)	(19,227)	(13,279)	(249,917)
Employer payroll tax expense related to stock-based compensation	(1,319)	(16)	(1,925)	(3,700)
Acquisition-related expenses	(2,081)	(14)	(2,081)	(165)
Non-GAAP general and administrative	$22,911	$17,594	$65,074	$51,194
Non-GAAP general and administrative as a percentage of revenue	10%	11%	10%	12%
(1)For details on stock-based compensation expense, see above.

HINGE HEALTH, INC.
(unaudited)
(in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$114,602	$82,398	$259,098	$107,548
Operating cash flow margin	49%	53%	41%	26%
Adjustment for employer taxes related to pre-IPO stock-based compensation	—	—	—	14,227
Less purchases of property, equipment and software (including capitalized internal use software)	(1,944)	(1,117)	(5,328)	(3,701)
Free cash flow	$112,658	$81,281	$253,770	$118,074
Free cash flow margin	48%	53%	40%	28%
Net cash provided by (used in) investing activities	$(64,176)	$(58,757)	$12,523	$(76,067)
Net cash provided by (used in) financing activities	$(122,256)	$531	$(265,582)	$(70,923)

Investor Relations Contact:
ir@hingehealth.com

Media Contact:
media@hingehealth.com